SUBJECT:        Key Management Incentive Compensation Plan




 1. The officers and other key executive employees entitled to participate in the Plan for each calendar year and the Target Bonus levels for each position shall be recommended by the President and Chief Executive Officer and approved by the Stock Option and Compensation Committee of the Board of Directors, preferably prior to the beginning of such calen-dar year.

      Customary practice will be to distribute available bonus funds pro rata over the Target Bonus levels of participants. However, unless a participant is actively at work for the Company on December 31, or retires (within the meaning of the Company's plan), becomes disabled, or dies during the operating year, no incentive compensation shall be payable to him. If any participant shall retire, become disabled, or die during the year, the incentive compensation for such year payable to him, his estate or designee, shall be based on the number of months during the year he was in the active employ of the Company. Incentive compensation that would have been payable to participants had they remained in the employ of the Company during the full calendar year, but not payable to them under the foregoing provisions, shall not be used to increase the incentive compensation of the other participants.

 2. "Target Bonus" and "Maximum Bonus" levels for each eligible position shall be established by multiplying the applicable percentages shown in Exhibit A by the participant's base salary for the calendar year. Maximum Bonus amounts shall be converted to earned bonus amounts by the application of a Corporate Bonus Percentage. This percentage will be determined as described in the following paragraphs.

 3. A predetermined percent of the Corporate Bonus Percentage shall be determined by actual financial performance compared to the Profit Plan. This quantitative portion of the bonus will include two factors:

      A.    PRE-TAX  PROFIT:   A predetermined  percent of  the bonus  will be
            determined by the relationship of actual Pre-Tax Profit relative to Pre-Tax Profit in the approved business plan for the year.

            Pre-Tax Profit for this purpose is income before provision for taxes on income, and before:

           (i)      interest on long-term debt (debt due after one year);

          (ii) profits and losses derived from the sale or other disposi-tion of property other than in the ordinary course of business;


         (iii) income and all charges against income from or on account of the disposal or permanent termination of the operations of any plant, division, operating unit, or significant segment thereof, a significant product line of the company in its entirety or substantially in its entirety;

          (iv) income and all charges against income from or on the account of any unbudgeted expenses associated with: start- -up, acquisition, or major capital expansion of a plant, division, operating unit, or significant segment thereof, or a significant product line of the company in its en-tirety or substantially in its entirety; and

           (v)      translation gains or losses due to currency changes.


        B. WORKING CAPITAL TO SALES (WC/S): A predetermined percent of the bonus will be determined by the relationship of the actual WC/S ratio relative to the Plan ratio for that year. The WC/S ratio for this purpose is defined as:

                                            Average (A/R + Inventory - A/P)
                                            -------------------------------
              Working Capital to Sales  =
                                                      Gross Sales

              Where: A/R = Net Accounts Receivable Trade balance at month-end.

                       INVENTORY = Net Inventory balance at month-end.

                       A/P = Net Accounts Payable Trade & Unvouchered balance at month-end.

                       GROSS SALES = Gross sales for the year.

              In the determination of these items, standard accounting prac-tices as shown in the current Accounting Procedures Manual of Portec, Inc. will be continued. Twelve month-end balances for (January through December) A/R, A/P, and Inventory will be averaged for the numerator of the ratio.

 4. A predetermined percent of the Corporate Bonus Percentage will be determined by the accomplishment of non-financial objectives of Key Management Bonus participants. The factor for this portion of the bonus will depend upon a review of planned and unplanned non-financial events which occurred during the year. The Chairman or Chief Execu-tive Officer will make recommendations to the Stock Option and Compen-sation Committee for this portion of the bonus.

 5. In addition to the aggregate of bonus amounts payable to officers, the Stock Option and Compensation Committee may approve an amount payable for key executive employees other than officers as identified by the President & Chief Executive Officer. This portion of the Key Manage-ment Incentive Compensation Plan (President's Key Executive Fund) may equal an amount based on a Maximum Bonus percentage of 30% of salaries of such individuals as of the beginning of the year. The method of calculating the Key Executive Fund is not necessarily indicative of the bonus amount payable to any individual participating in the Fund.

 6. The bonus amount payable to any individual is subject to judgmental variation by the President & Chief Executive Officer, but such varia-tion shall not result in increasing the calculated total bonus fund or to exceed Maximum Bonus for that position. At the President's & Chief Executive Officer's discretion, these funds may also be used for discretionary awards to other employees. The Stock Option and Compen-sation Committee shall approve the total bonus amount to be paid under the President's Key Executive Fund.

 7. Payment of incentive compensation for the year will not be made until after the completion of the year-end Company audit by the outside Public Accountants. Payment should generally be made not later than February 28 of the next succeeding year. However, the President & Chief Executive Officer may elect to pay 80% of the estimated bonus amounts prior to December 31, with the remainder of the bonus amounts paid after the year-end audit. For the purpose of pension plan computations and for making deductions for withholding and social security taxes, incentive compensation payments will be taken into account in the year of payment. Incentive compensation payments will not influence levels of group insurance coverage.

 8. All determinations of the Board or any Committee thereof, made under the Plan, shall be final, conclusive, and binding upon all persons participating in the plan; and in making such determination the Board, or any such Committee, may rely and shall be fully protected in relying, upon any statements prepared or reviewed by the independent accountants examining the books of account of the Corporation.

 9. The Board reserves the right at any time and from time to time to amend or terminate the Plan, provided, however, that no such amendment or termination shall be made after the beginning of any calendar year which shall adversely affect the rights under the Plan of any officer or any other employee as theretofore determined, but it is expressly understood and agreed that nothing in the Plan shall in any manner prejudice or adversely affect the right of the Corporation at any time to terminate the employment of any officer or other employee.

                                   EXHIBIT A

                  TARGET AND MAXIMUM BONUS SALARY PERCENTAGES



                                             TARGET BONUS            MAXIMUM
BONUS
POSITION                                     PERCENTAGE              PERCENT
--------                                    ------------             ---------
AGE

PRESIDENT AND CHIEF EXECUTIVE OFFICER             50                      100

CHIEF OPERATING OFFICER                           40                       80

SR. VICE PRESIDENT                                35                       70

VICE PRESIDENT                                    30                       60

CHAIRMAN OF THE BOARD                             25                       50

PRESIDENT'S KEY EXEC. FUND PARTICIPANTS           15                       30

ALL OTHER PARTICIPANTS                             5                       10


                                   EXHIBIT B

                          CORPORATE BONUS PERCENTAGE


 I.     PRE-TAX PROFIT OBJECTIVE PORTION (75% WEIGHTING)
        ------------------------------------------------

                                                          EARNED % OF
                    % ACHIEVEMENT                         TARGET BONUS
                    -------------                         ------------

                    70% & BELOW                                 0.0%

                    100%                                       75.0%

                    130% & ABOVE                              150.0%

II.     WORKING CAPITAL/SALES PORTION (25% WEIGHTING)
        ---------------------------------------------
                                                          EARNED % OF
                    % ACHIEVEMENT                         TARGET BONUS
                    -------------                         ------------

                    70% & BELOW                                 0.0%

                    100%                                       25.0%

                    130% & ABOVE                               50.0%

III     NON-FINANCIAL PORTION (0% WEIGHTING)
        ------------------------------------

                                                          EARNED % OF
                    % ACHIEVEMENT                        TARGET BONUS
                    -------------                        ------------

        THIS PERCENTAGE WILL BE DETERMINED                      0.0%
        BY THE STOCK OPTION AND COMPENSATION                    TO
        COMMITTEE AFTER RECOMMENDATIONS BY THE                  0.0%
        CHAIRMAN OR CHIEF EXECUTIVE OFFICER.

IV.     DETERMINATION OF CORPORATE BONUS PERCENTAGE
        -------------------------------------------

        LEVELS OF PROFIT GOAL ACHIEVEMENT AND WORKING CAPITAL MANAGEMENT RETURN BETWEEN THE AMOUNTS SHOWN ABOVE WILL EARN BONUSES PROPORTIONAL TO THE AMOUNTS ACTUALLY SHOWN, I.E. THE AMOUNTS WILL BE INTERPOLATED FROM THE TABLES ABOVE.

        THE CORPORATE EARNED BONUS PERCENTAGE WILL BE THE SUM OF THE EARNED PERCENTAGES DERIVED FROM TABLES I, II, AND III.

                                   EXHIBIT C

                               PARTICIPANT LIST




                                   OFFICERS
                                   --------


        PARTICIPANT'S NAME            POSITION TITLE
        ------------------            --------------

        MICHAEL T. YONKER             PRESIDENT & CHIEF EXECUTIVE OFFICER

        NANCY A. KINDL                VICE PRESIDENT & TREASURER

        ALBERT FRIED                  CHAIRMAN OF THE BOARD




                 PRESIDENT'S KEY EXECUTIVE FUND PARTICIPANTS
                 -------------------------------------------


        PARTICIPANT'S NAME            POSITION TITLE
        ------------------            --------------

        PATRICIA A. RICCIO            EMPLOYEE BENEFITS MANAGER


                            ALL OTHER PARTICIPANTS
                            ----------------------

        PARTICIPANT'S NAME            POSITION TITLE
        ------------------            --------------

        CAROLINA D. GURSKI            BENEFITS ADMINISTRATOR

        SANDRA J. OZIER               ADMINISTRATIVE SECRETARY

        KELLY M. GOODMAN              ACCOUNTANT

        MELINDA M. WARD               PAYROLL/TAX ACCOUNTANT


                                   EXHIBIT D

                       1997 BONUS PERFORMANCE OBJECTIVES



          CATEGORY             WEIGHT       THRESHOLD       TARGET       MAXIMUM


          Pre-Tax Profits        75         $               $            $


          Working Capital
          to Sales               25


         Non-Financial            0



     TOTAL                  100%